-1- EXECUTIVE SEVERANCE PLAN 1. Purpose of the Plan The Anterix Board of Directors (the “Board”) believes that it is in the best interests of the Company to encourage the continued employment and dedication of certain executives and key employees by providing economic security to such individuals in the event of certain terminations of employment, and the Plan has been established for this purpose. The Plan is intended to be a “welfare plan” under ERISA providing benefits to a select group of management or highly compensated employees as described in DOL Regulation Section 2520.104-24. Capitalized terms used in the Plan are defined in Section 10 (Definitions), except as otherwise specified. 2. Effective Date The Plan shall be effective only with respect to a termination of employment covered by the Plan that occurs on or after February 18, 2015 (the” Effective Date”). 3. Administration The Committee shall act as the plan administrator and the “named fiduciary” of the Plan for purposes of ERISA. Before a Change in Control, the Committee has sole and absolute discretion and authority to administer the Plan, including the sole and absolute discretion and authority to: o adopt such rules as it deems advisable in connection with the administration of the Plan, and to construe, interpret, apply and enforce the Plan and any such rules and to remedy ambiguities, errors or omissions in the Plan: o determine questions of eligibility and entitlement to benefits and any other terms of the Plan applicable to the Participants; the Committee’s determinations are conclusive and binding on all parties affected by its determinations; o act under the Plan on a case-by-case basis; the Committee’s decisions under the Plan need not be uniform with respect to similarly situated Participants; and o delegate its authority under the Plan to any director, officer, employee, or group of directors, officers and/or employees of the Company. If any person with administrative authority becomes eligible or makes a claim for Plan benefits, that person will have no authority with respect to any matter specifically affecting their interest under the Plan, and the Committee will designate another person to exercise such authority. Notwithstanding anything in the Plan to the contrary, after a Change in Control, neither the Committee nor the Board nor any other person or entity shall have any discretionary authority in the administration of the Plan, and any court or tribunal that adjudicates any

-2- dispute, controversy or claim in connection with any Severance Benefits under this Plan will apply a de novo standard of review to any determinations made by the Committee or Board following such Change in Control. Such de novo standard shall apply notwithstanding the grant of full discretion hereunder to the Committee, Board, or any person or entity or characterization of any decision by the Committee, Board, or by such person or entity as final, binding or conclusive on any party. 4. Participation Eligibility under the Plan is limited to Company executive employees specified herein and such other key employees as may be designated by the Committee from time to time. In order to become Participant, the executive or key employee must enter into a written Participation Agreement with the Company. 5. Severance Benefits (a) Before a Change in Control. If a Participant’s employment with the Company is terminated after the Effective Date and before a Change in Control either by the Company for reasons other than Cause, death, or Disability, or by the Participant for Good Reason, then the Participant will be entitled to receive their Accrued Benefits and, subject to the Participant’s satisfaction of the requirements of Section 6(a) (regarding waiver and release of claims) and Section 6(b) (regarding restrictive covenants), the Company shall provide the Participant with the following Severance Benefits: i. payment of the Cash Severance specified in this Section 5(a) (i) (A), (A1), (B) and (C) below, which amount shall be paid in installments in accordance with the Company’s normal payroll schedule over the Severance Payment Period beginning no later than the first regular payroll period following the expiration of any period during which a Participant may revoke the waiver and release of claims executed pursuant to Section 6(a), so long as that waiver and release becomes effective no later than sixty (60) days after the Participant’s termination of employment. Notwithstanding the foregoing, if the period during which a Participant has discretion to execute or revoke the waiver and release of claims straddles two taxable years of the Participant, then the Company shall make the payment in the second of such taxable years, regardless of which taxable year the Participant actually delivers the executed waiver and release to the Company: Cash Severance by Tier designation: (A) Tier 1 Executive: an amount equal to 1.0 times the sum of Base Salary plus Target Bonus; (A1) Legacy Tier 1 Executive: an amount equal to 2.0 times the sum of Base Salary plus Target Bonus; (B) Tier 2 Executive: an amount equal to 1.0 times the sum of Base Salary plus Target Bonus; and

-3- (C) Tier 3 Executive: an amount equal to 0.5 times the sum of Base Salary plus Target Bonus. ii. a pro-rated Target Bonus for the Company’s fiscal year in which the termination occurs, pro-rated based on the number of full and partial calendar months during such year prior to the date of termination of employment, which amount shall be paid at the time at which bonuses are paid to actively employed executives for such fiscal year; iii. with respect to equity awards outstanding on the effective date of termination of employment: (A) TIME BASED AWARDS - Tier 1 (incl. Legacy) and Tier 2 Executives. (I) all outstanding equity awards granted by the Company prior to the Effective Date to the terminated Tier 1 (incl. Legacy) Executive or Tier 2 Executive, as applicable, shall become fully vested and exercisable for a period of two (2) years following the effective date of such termination or until the option expiration date, if earlier; and (II) all equity awards, if any, granted by the Company to the terminated Tier 1 (including Legacy) Executive or Tier 2 Executive, as applicable, after the Effective Date, (x) to the extent vesting of such equity award is subject to vesting based on service, shall be accelerated on a pro rata basis determined by multiplying the number of awards that would have vested on the next scheduled vesting date following the effective date on which the affected Participant’s employment terminates by a fraction, the numerator of which is the number of full and partial months (rounded up) that the Participant was employed since the last vesting date (or date of grant of an award if there is no prior vesting date), and the denominator of which is the number of months in the period beginning on the last vesting date (or date of grant if there is no prior vesting date) and ending on the next vesting date, and (y) to the extent such equity award is a stock option or stock appreciation right, shall be exercisable for a period of nine (9) months following the effective date of such termination or until the option expiration date, if earlier. PERFORMANCE BASED AWARDS: Performance Determination (prior to Measurement Date) - Performance Criteria determined based on actual [Performance Metric achieved as of Date of Termination] (B) TIME BASED AWARD - Tier 3 Executives: All equity awards, if any, granted by the Company to the terminated Tier 3 Executive after the Effective Date, (x) to the extent vesting of such equity award is subject to vesting based on service, shall be accelerated on a pro rata basis determined by multiplying the number of awards that would have vested on the next scheduled vesting date following the effective date on which the affected Participant’s employment terminates by a fraction, the numerator of which is the number of full and partial months (rounded up) that the Participant was employed since the last vesting date (or date of grant of an award if

-4- there is no prior vesting date), and the denominator of which is the number of months in the period beginning on the last vesting date (or date of grant if there is no prior vesting date) and ending on the next vesting date, and (y) to the extent such equity award is a stock option or stock appreciation right, shall be exercisable for a period of nine (9) months following the effective date of such termination or until the option expiration date, if earlier; PERFORMANCE BASED AWARDS: Performance Determination (prior to Measurement Date) - Performance Criteria determined based on actual [Performance Metric achieved as of Date of Termination] iv. Health Benefit Continuation; and v. Outplacement Assistance. (b) Termination Less Than Six Months Before a Change in Control. If a Participant’s employment is terminated after the Effective Date either by the Company for reasons other than Cause, death, or Disability, or by the Participant for Good Reason, the Participant begins to receive severance in accordance with Section 5(a), and a Change in Control occurs within six (6) months after the effective date of such termination of employment, then (i) no further payments shall be made pursuant to Sections 5(a)(i) and 5(a)(ii), and the Participant shall be entitled to receive a cash payment upon such Change in Control (or such later date as the release becomes effective as provided in Section 6 (a)) equal to the amount (if any) by which (A) the sum of the Cash Severance determined in accordance with Section 5(c)(i) plus the pro-rated Target Bonus determined in accordance with Section 5(c)(ii), exceeds (B) the amount of any Cash Severance already paid to the Participant under Section 5(a)(i) and the amount of any pro-rated bonus already paid to the Participant under Section 5(a)(ii) for the Company’s fiscal year in which the termination occurs based on actual performance, and (ii) all outstanding equity awards granted by the Company to such Participant shall become fully vested upon such Change in Control, and to the extent such equity award is a stock option or stock appreciation right which is not cashed out upon the Change in Control, shall be exercisable for a period for a period of two (2) years following the effective date of such termination or until the option expiration date, if earlier If a Change in Control occurs more than six (6) months after the effective date of a Participant’s termination of employment, all payments specified by Section 5(a) will continue to be paid as scheduled. (c) After a Change in Control. If a Participant’s employment with the Company is terminated within 24 months after a Change in Control either by the Company for reasons other than Cause, death, or Disability, or by the Participant for Good Reason, then the Participant will be entitled to receive their Accrued Benefits and, subject to the Participant’s satisfaction of the requirements of Section 6(a) (regarding waiver and release of claims) and Section 6(b) (regarding restrictive covenants), the Company shall provide the Participant with the following Severance Benefits in lieu of those provided under Section 5(a): i. payment of the Cash Severance specified in this Section 5(c)(i), (A), (B), and (C) which amount shall be paid in a lump sum cash amount no later than three (3)

-5- business days following the expiration of any period during which a Participant may revoke the waiver and release of claims executed pursuant to Section 6(a), so long as that waiver and release becomes effective no later than sixty (60) days after the Participant’s termination of employment (or the Change in Control Date, for a Participant whose termination of employment is deemed to occur on the Change in Control Date). Notwithstanding the foregoing, if the period during which a Participant has discretion to execute or revoke the waiver and release of claims straddles two taxable years of the Participant, then the Company shall make the payment in the second of such taxable years, regardless of which taxable year the Participant actually delivers the executed waiver and release to the Company: (A) Tier 1 (incl. Legacy) Executive: an amount equal to 2.0 times the sum of Base Salary plus Target Bonus; (B) Tier 2 Executive· an amount 1.0 times the sum of Base Salary plus Target Bonus; and (C) Tier 3 Executive · an amount equal to 0.5 times the sum of Base Salary plus Target Bonus. ii. a pro-rated Target Bonus for the Company’s fiscal year in which the termination occurs, pro-rated based on the number of full and partial calendar months during such year prior to the date of termination of employment, which amount shall be paid at the time and subject to the same conditions as the Cash Severance; iii. with respect to equity awards outstanding on the effective date of termination of employment: TIME BASED AWARDS - Tier 1 (incl. Legacy), Tier 2, and Tier 3 Executives : (1) all outstanding equity awards granted by the Company to the terminated Tier 1 (incl. Legacy), Tier 2, or Tier 3 Executive, as applicable, shall become fully vested, and to the extent such equity award is a stock option or stock appreciation right which is not cashed out upon the Change in Control, shall be exercisable for a period of two (2) years following the effective date of such termination or until the option expiration date, if earlier; PERFORMANCE BASED AWARDS - Performance Determination (prior to Measurement Date) - GREATER of 100% of Target or actual [Performance Metric] achieved to Date (since Vesting Commencement Date) (ii) Health Benefit Continuation; and (iii) Outplacement Assistance. (d) Form of Severance under Existing Agreement. Participants who are covered by an existing employment or severance agreement with the Company on the Effective Date agree that their existing rights under that agreement are terminated and replaced with the provisions of this Plan; provided, however, that for the duration of the original remaining term

-6- of the employment or severance agreement only, the timing and form of severance (i.e., lump sum or installments) in the employment or severance agreement shall supersede the timing and form of payment provisions in this Section 5 and control the timing and form of payment of the Cash Severance. The Participation Agreement shall provide that, unless otherwise agreed to in writing by the Participant and the Company, any defined terms in any outstanding equity awards held by the Participant as of the Effective Date shall be superseded and replaced in their entirety by the defined terms in Section 10 of this Plan (including, but not limited to, “Cause," “Change of Control," “Disability” and “Good Reason”). (e) Employment with Successor. Notwithstanding anything to the contrary under the Plan, no Severance Benefits shall be paid to a Tier 2 or Tier 3 Executive (but this sentence shall not apply to a Tier 1 (incl. Legacy) Executive) who is offered comparable employment by an entity that purchases a unit or asset of the Company or, following a Change in Control, by a successor to the Company. “Comparable employment” is determined in good faith based on the facts and circumstances in each case, but means employment with duties, responsibilities, Base Salary, annual short-term incentive opportunity, annual long-term incentive opportunity and location that are substantially similar in the aggregate to the Participant’s prior employment with the Company. A Participant who accepts comparable employment with a successor to the Company following a Change in Control remains entitled to receive Severance Benefits if the Participant’s employment is terminated as specified under Section 5(c) (including for purposes of clarity by the Participant for Good Reason). (f) Release of Claims and Restrictive Covenants. Notwithstanding anything in this Plan to the contrary, the Severance Benefits are subject to and contingent on the Participant’s satisfaction of the requirements of Section 6(a) (regarding waiver and release of claims) and Section 6(b) (regarding restrictive covenants). (g) Code Section 280G Cutback. If the Severance Benefits provided by this Plan or other benefits otherwise payable to the Participant (a) constitute “parachute payments” within the meaning of Code section 280G, and (b) but for this Section 5(g), would be subject to the excise tax imposed by Code section 4999 (“Excise Tax”), then such Severance Benefits or other benefits shall be payable either in full or in such lesser amount which would result in no portion of such Severance Benefits or other benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of such Severance Benefits and other benefits under this Plan or otherwise, notwithstanding that all or some portion of such Severance Benefits or other benefits may be taxable under Code section 4999. Any reduction in the Severance Benefits and other benefits required by this Section 5(g) shall be made in the following order: (i) reduction of cash payments; (ii) reduction of accelerated vesting of equity awards other than stock options; (iii) reduction of accelerated vesting of stock options; and (iv) reduction of other benefits paid or provided to the Participant. The calculations in this Section 5(g) will be performed by the professional firm engaged by the Company for general tax purposes as of the day prior to the date of the Change in Control. If the tax firm so engaged by the Company is serving as accountant or auditor for the acquiring company, the Company shall appoint a nationally recognized tax firm to make the determinations required by this Section 5(g). The Company shall bear all expenses with

-7- respect to the determinations by such firm required to be made by this Section 5(g ). The Company and the Participant shall furnish such tax firm such information and documents as the tax firm may reasonably request in order to make its required determination. The tax firm will provide its calculations, together with detailed supporting documentation, to the Company and the Participant as soon as practicable following its engagement. Any good faith determinations of the tax firm made hereunder shall be final, binding and conclusive upon the Company and the Participant. As a result of the uncertainty in the application of Code section 409A, 280G or 4999 at the time of the initial determination by the professional tax firm described in this Section 5( g), it is possible that the Internal Revenue Service (the “IRS”) or other agency will claim that an Excise Tax greater than that amount, if any, determined by such professional firm for the purposes of Section 5(g) is due (the “Additional Excise Tax”). The Participant shall notify the Company in writing of any claim by the IRS or other agency that, if successful, would require payment of Additional Excise Tax. The Participant and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to payments made or due to the Participant. The Company shall pay all reasonable fees, expenses and penalties of the Participant relating to a claim by the IRS or other agency. In the event it is finally determined that a further reduction would have been required under this Section 5(g) to place the Participant in a better after-tax position, the Participant shall repay the Company such amount within thirty (30) days thereof in order to effect such result. 6. Terms and Conditions of Participation (a) Waiver and Release of Claims. As a condition to receiving Severance Benefits under the Plan, each Participant shall be required to sign and deliver to the Company, and may not revoke or violate the terms of, a general release of all claims against the Company, and the directors, officers, and employees of each of them, in the form attached as Exhibit A or such other form reasonably satisfactory to the Committee. In no case will payments be made or begin before the end of any revocation period required by applicable law or regulation in connection with any release or waiver that the Participant is asked to sign. (b) Restrictive Covenants. By executing the Participation Agreement, the Participant agrees to abide by the following restrictive covenants as consideration for the Severance Benefits provided under Section 5 and acknowledges that the provisions and covenants contained in this Section 6(b) are ancillary and material to the terms of the Plan and that the limitations contained herein are reasonable in geographic and temporal scope and do not impose a greater restriction or restraint than is necessary to protect the goodwill and other legitimate business interests of the Company. The Participant also acknowledges and agrees that the provisions of this Section 6(b) do not adversely affect the Participant’s ability to earn a living in any capacity that does not violate the covenants contained herein. The Company acknowledges and agrees that before Participant shall be determined to have breached any provision or covenant contained in this Section 6(b), the Participant shall have been given notice of any such alleged breach (including the grounds for the Company’s determination in reasonable detail) and been given forty-five (45) days after receipt of such notice of such breach to (1) cure or remedy any such breach that is reasonably susceptible of cure or remedy or (2) provide the Company with support that Participant did not breach this Section

-8- 6(b). During this forty-five (45) day notice period, a Tier 1 (incl. Legacy) Executive will be afforded the opportunity to make a presentation to the Board regarding the matters referred to in the Company’s notice. i. Confidential information. The Participant shall hold in a fiduciary capacity for the benefit of the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other affiliates (collectively, the” Company Group”), all secret or confidential information, knowledge or data relating to the Company Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, intellectual property, research secret data, costs, names of users or purchasers of their respective products or services, business methods, operating or manufacturing procedures, or programs or methods of promotion and sale) that the Participant has obtained or obtains during the Participant’s employment by the Company Group and that is not public knowledge (other than as a result of the Participant’s violation of this Section 6(b)(i)) (“Confidential Information”). The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment and/or service as a consultant with the Company Group, except with prior written consent of a corporate officer of Company, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that the Participant uses, prepares or comes into contact with during the course of the Participant’s employment shall remain the sole property of the Company and/or the Company Group, as applicable, and shall be turned over to the applicable Company Group company upon termination of the Participant’s employment. ii. Non-Recruitment of Company Group Employees, Etc. During the Participant’s employment with the Company Group and for the Restricted Period, the Participant shall not (I) solicit or participate in the solicitation of any person who was employed by the Company Group at any time during the six-month period prior to the Participant’s termination of employment to leave the employ of Company Group; or (2) on behalf of the Participant or any other person, hire, employ, or engage any such person, provided that these restrictions shall only apply so long as the person remains employed by the Company Group and for six months after they cease to be employed by the Company Group. The Participant further agrees that, during the Participant’s employment with the Company Group and for the Restricted Period, if an employee of the Company Group contacts the Participant about prospective employment, the Participant will inform that employee that the Participant cannot discuss the matter further without informing the Company Group. iii. Non-Solicitation of Business The Participant acknowledges and agrees that Company’s customers and any information regarding Company’s customers is confidential and constitutes trade secrets. In recognition of the confidential and trade secret nature of information regarding Company’s customers, the Participant agrees that during the Restricted Period, the Participant shall not (either directly or indirectly or as an officer, agent, employee, partner or director of any other company, partnership or entity) solicit on behalf of any Competitor of the Company Group the business of (1) any customer of the Company Group during the time of the

-9- Participant’s employment or as of the date of Participant’s termination of employment, or (2) any potential customer of the Company Group which the Participant knew to be an identified, prospective purchaser of services or products of the Company Group as of the date of Participant’s termination of employment. iv. Employment by Competitor During the Restricted Period, the Participant shall not invest in (other than in a publicly-traded company with a maximum investment of no more than one percent (1%) of outstanding shares), counsel, advise, or be otherwise engaged or employed by, any Competitor of the Company Group. v. No Disparagement. (1) The Participant and the Company shall at all times refrain from taking actions or making statements, written or oral, that denigrate, disparage or defame the goodwill or reputation of the Participant or the Company Group, as the case may be, or any of its trustees, officers, security holders, partners, agents or former or current employees and directors. The Participant further agrees not to make any negative statement to third parties relating to the Participant’s employment or any aspect of the businesses of Company Group and not to make any statements to third parties about the circumstances of the termination of the Participant’s employment or about the Company Group or its trustees, directors, officer, security holders, partners, agents or former or current employees and directors, except as may be required by a court or government body. (2) The Participant further agrees that, following termination of employment for any reason, the Participant shall assist and cooperate with the Company with regard to any matter or project in which the Participant was involved during the Participant’s employment with the Company, including but not limited to any litigation that may be pending or arise after such termination of employment (other than any litigation in which the Company asserts a claim against Participant or alleges that Participant breached one of the restrictive covenants in this Section 6(b)). The Company shall not unreasonably request such cooperation of the Participant and shall cooperate with the Participant in scheduling any assistance by the Participant taking into account the Participant’s business and personal affairs and shall compensate the Participant for any lost wages and/or expenses associated with such cooperation and assistance. vi. Inventions. All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by the Participant, whether alone or jointly with others, from the date of the Participant’s initial employment by the Company and continuing until the end of any period during which the Participant is employed by the Company Group, relating or pertaining in any way to the Participant’s employment with or the business of the Company Group (each an “Invention”), shall be promptly disclosed in writing to the Secretary of the Board and are hereby transferred to and shall redound to the benefit of the Company and shall become and remain its sole and exclusive property. The Participant agrees to execute any assignment to the Company or its nominee, of the Participant’s entire right, title and interest in and to any Invention and to execute any other

-10- instruments and documents requisite or desirable in applying for and obtaining patents, trademarks or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries that may be required by the Company. The Participant further agrees to cooperate, while employed and thereafter, to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this covenant, but all necessary expenses thereof shall be paid by the Company. The Participant agrees to disclose promptly in writing to Company all innovations (including Inventions) conceived, reduced to practice, created, derived, developed, or made by the Participant during the term of employment and for three months thereafter, whether or not the Participant believes such innovations are subject to this Section 6(b)(vi), to permit a determination by Company as to whether or not the innovations should be the property of Company. Any such information will be received in confidence by Company. vii. Acknowledgment and Enforcement. The Participant acknowledges and agrees that: (1) the purpose of the foregoing covenants is to protect the goodwill, trade secrets and other Confidential Information of the Company; (2) because of the nature of the business in which the Company Group is engaged and because of the nature of the Confidential Information to which the Participant has access, the Company would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Company Group in the event the Participant breached any of the covenants of this Section 6(b); and (3) remedies at law (such as monetary damages) for any breach of the Participant’s obligations under this Section 6(b) would be inadequate. The Participant therefore agrees and consents that (X) if the Participant commits any breach of a covenant under this Section 6(b) during the applicable period of restriction specified therein, all unpaid Severance Benefits will be immediately forfeited, and (Y) if the Participant commits any breach of a covenant under this Section 6(b) or threatens to commit any such breach at any time, the Company shall have the right (in addition to, and not in lieu of, any other right or that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. viii. Similar Covenants in Other Agreements Unaffected. The Participant may be or become subject to covenants contained in other agreements (including but not limited to stock option and restricted stock unit agreements) which are similar to those contained in this Section 6(b). Further, a breach of the covenants contained in this Section 6(b) may have implications under the terms of such other agreements, including but not limited to forfeiture of equity awards and long- term cash compensation. The Participant acknowledges the foregoing and understands that the covenants contained in this Section 6(b) are in addition to, and not in substitution of, the similar covenants contained in any such other agreements. (c) At-Will Employment. Each Participant is employed by the Company on an “at-will” basis, and nothing in this Plan shall give any Participant any right to continue in the employ of the

-11- Company. A Participant shall have no rights under the Plan if the Participant’s employment is terminated by the Company, or any successor, with Cause or by the Participant without Good Reason, or due to the Participant’s death or Disability. (d) Non-duplication; No Impact on Benefits Payments to a Participant under the Plan shall be in lieu of any severance or similar payments that otherwise might be payable under any Company plan, program, policy or agreement with the Company that provides Severance Benefits upon termination of employment. Benefits payable under the Plan, whether paid in a lump sum or in periodic payments, will not increase or decrease the benefits otherwise available to a Participant under any company-sponsored retirement plan, welfare plan or any other employee benefit plan or program, unless otherwise expressly provided for in any particular plan or program. Any Severance Benefits specified under the Plan shall be reduced by the amount of any payment required by the Company to the Participant (A) because of insufficient advance notice of employment loss as may be required by law; or (B) under applicable law because of the termination of employment. 7. Benefit Claims (a) Initial Claim. Any claims concerning eligibility, participation, benefits or other aspects of the Plan must be submitted in writing and directed to the Committee within thirty (30) days after the communication of the determination that is the basis of the claim. Within thirty (30) days after receiving a claim, the Committee will (i) either accept or deny the claim completely or partially and (ii) notify the Participant of acceptance or denial of the claim. If a claim is partially or wholly denied, the Committee will provide a written denial to the Participant no later than ninety (90) days after receipt of the initial claim request. The written denial shall include specific reasons for the denial, specific references to the Plan provisions upon which the denial was based, a description of any additional material or information necessary for the Participant to perfect the claim, an explanation of why such material is necessary, and instructions on the Plan’s claim review procedure. (b) Appeals. The Participant may request in writing to the Board a review of a denied claim within thirty (30) days after receipt of such denial. Such written request must contain an explanation as to why the Participant is seeking a review. For purposes of the review, the Participant has the right to (i) submit written comments, documents, records and other information relating to the claim for benefits; (ii) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and (iii) a review that takes into account all comments, documents, records, and other information the Participant submitted relating to the claim, regardless of whether the information was submitted or considered in the initial decision. A decision on such review will be rendered in writing within thirty (30) days of the Board’s receipt of a request for review. A written notice affirming the denial of a claim will set forth the specific reasons for the decision and make specific reference to Plan provisions upon which the decision or appeal is based. In preparation for filing such a request for review, the Participant or the Participant’s

-12- authorized representative may review pertinent Plan documents, and as part of the written request for review, may submit issues and comments concerning the claim. No claim may be brought before or submitted to a court of law or other governmental entity unless and until the claims process under this Section 7 has been exhausted. 8. Recoupment (a) Right of Recoupment. If at any time, the Board or the Committee, as the case may be, determines that any action or omission by the Participant constituted a violation of the restrictive covenants in Section 6(b) to the material detriment of the Company, then the Participant’s participation in the Plan shall be immediately terminated, and the Participant shall repay to the Company, upon notice to the Participant by the Company, up to 100% of the pre- tax amount paid to the Participant pursuant to this Plan. The Board or the Committee, as the case may be, shall determine the date of occurrence of such violation and the percentage of the pre-tax amount received pursuant to this Plan that must be repaid to the Company. (b) Method of Recoupment. To the extent permitted by applicable law, the Company may enforce the recoupment of any or all amounts due under this Section 8 by withholding future payment of any Severance Benefits, seeking reimbursement of previously paid Severance Benefits, demanding direct cash payment, reducing any amount of compensation owed by the Company to the Participant, and/or such other means determined by the Board or Committee. (c) Nonexclusive Remedy. The Company’s right of recoupment under this Section 8 is in addition to any remedy available to the Company with respect to any Participant, including, but not limited to, the initiation of civil or criminal proceedings and any right to repayment under the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act, and any other applicable law. 9. General (a) Amendment and Termination of the Plan. The Board or the Committee may amend or terminate the Plan in any respect (including any change to the Severance Benefits) only with two years notice to Participants; provided, however, that (i) any amendment or termination will not be effective if there is a Change in Control during the two-year notice period, and (ii) the Plan cannot be amended or terminated during the twenty-four (24) month period after a Change in Control. A Participant ceasing to be eligible for a benefit under the Plan before a Change in Control, as described in Section 4, is not an amendment or termination of the Plan. (b) Funding. Benefits payable under the Plan will be paid only from the general assets of the Company. The Plan does not create any right to, or interest in, any specific assets of the Company. (c) No Mitigation. The Participant shall not be obligated to seek other employment in mitigation of the amounts payable under any provision of the Plan, and the obtaining of such other employment shall not effect any reduction of the Company’s obligations to pay the Severance Benefits provided under the Plan (unless in violation of the restrictive covenants specified under Section 6(b)).

-13- (d) Withholding. The Company may withhold from any payments made under the Plan all federal, state, local or other taxes required pursuant to any law or governmental regulation or ruling. (e) Right to Offset. To the extent permitted by law, the Company may offset against any obligation to pay any portion of the severance benefit under the Plan any outstanding amount of whatever nature that the Participant then owes to the Company in the capacity as an employee. However, no amount of “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)) that is payable to a Participant under the Plan may be used to offset any amount that the Participant then owes to the Company. (f) Successors. All rights under the Plan are personal to the Participant and without the prior written consent of the Committee shall not be assignable by the Participant. The Plan shall inure to the benefit of and be enforceable by the Participant’s legal representative. The Plan shall inure to the benefit of, and be binding upon, the Company and its successors and assigns. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Anterix shall be required to assume expressly and agree to perform the obligations set forth in the Plan in the same manner and to the same extent as the Company would be required to do so. (g) Governing Law. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware or by United States federal law. (h) Severability. If any provision of the Plan is declared illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. (i) Notices. Notices and all other communications provided for under the Plan shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified mail, return receipt requested, or by overnight courier, postage prepaid, to the Company’s corporate headquarters address, to the attention of the Committee, or to the Participant at the home address most recently communicated by the Participant to the Company in writing. (j) 409A Compliance. The Plan is intended to comply with, or otherwise be exempt from, Code section 409A. The preceding provision, however, shall not be construed as a guarantee by the Company of any particular tax effect to a Participant under the Plan. The Company shall not be liable to a Participant for any payment made under the Plan, at the direction or with the consent of the Participant, which is determined to result in an additional tax, penalty or interest under Code section 409A, nor for reporting in good faith any payment made under

-14- the Plan as an amount includible in gross income under Code section 409A. “Termination of employment,” or words of similar import, as used in this Plan means, for purposes of any payments under this Plan that are payments of deferred compensation subject to Code section 409A, the Participant’s “separation from service” as defined in Code section 409A. For purposes of Code section 409A, the right to a series of installment payments under this Plan shall be treated as a right to a series of separate payments. With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, a Participant, as specified under this Plan: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Code section 105(b); (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. If a payment obligation under the Plan arises on account of a Participant’s termination of employment while a “specified employee” (as defined under Code section 409A and the regulations thereunder and determined in good faith by the Committee), any payment of “deferred compensation” (as defined under Treasury Regulation section 1 .409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)) shall be made within fifteen (15) days after the end of the six-month period beginning on the date of such termination of employment or, if earlier, within fifteen (15) days after appointment of the personal representative or executor of the Participant’s estate following the death of the Participant. (k) Arbitration. The Company and the Participant agree to attempt to resolve any dispute between them quickly and fairly. Any dispute related to the Plan which remains unresolved shall be resolved exclusively by final and binding arbitration conducted within fifty (50) miles of the Company’s headquarters, pursuant to the then- current rules of the American Arbitration Association with respect to employment disputes. The Company shall bear any and all costs of the arbitration process plus, if a Participant substantially prevails on all issues raised in an arbitration related to the Plan that is commenced following a Change in Control, any reasonable attorneys’ fees incurred by the Participant with regard to such arbitration. (a) Definitions The following definitions apply to the Plan: “Accrued Benefits” means (i) the Participant’s Base Salary through the date of termination of employment, (ii) any accrued but unused paid time off and floating holiday pay, and (iii) unreimbursed business expenses. The Company will pay the Accrued Benefits to the Participant in a cash lump sum within ten (10) days after the Participant’s termination of employment with the Company. “Affiliate” means any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to,

-15- joint ventures, limited liability companies, and partnerships). “Anterix” means Anterix Inc., a Delaware corporation. “Base Salary” means the annual rate of base salary in effect as of the date of termination of employment, determined without regard to any reduction thereof that constitutes Good Reason. “Board” means the Board of Directors of Anterix Inc. “Cash Severance” means the amount specified in Section 5 (a) or Section 5(c ), as applicable. “Cause” means the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), as determined by the Board with respect to any Tier 1 Executive and as determined by the Company’s Chief Executive Officer with respect to any Tier 2 or 3 Executive no earlier than thirty (30) days after a written demand for substantial performance is delivered to the Participant, which specifically identifies the manner in which the Company believes that the Participant has willfully and continuously failed to substantially perform the Participant’s duties with the Company (provided, however, that with respect to any Tier 1 (incl. Legacy) Executive, the failure to achieve individual or Company-based performance goals, budgets or targets shall not be deemed to be a failure of the Participant to perform their duties for purposes of this definition of Cause); (i) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or Participant’s ability to perform their duties with the Company; (ii) conviction (including a plea of guilty or nolo contendere) of a felony; or (iii) a material breach of the restrictive covenants in Section 6(b) subject to the cure provisions provided in Section 6(b) of the Plan. “Change in Control” means the effective date of the occurrence of any of the following events: (i) any “person” (as such term, is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term, is defined in Rule 13d -3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than thirty percent (30%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of

-16- a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or (ii) an Ownership Change Event (as defined below) or series of related Ownership Change Events (collectively, a “Transaction ") in which the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in clause (iii) of that definition, the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or (iii) a majority of members of the Incumbent Directors (as defined below) is replaced during any twelve (12) month period; provided, however, that a Change in Control shall be deemed not to include an event described in subsection (i) until the earlier of (a) the person has two or more representatives on the Board of Directors or (b) the person becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors. For purposes of subsections (i) and (ii), indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. In addition, for purposes of subsections (i) and (ii), the Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive. For purposes of this definition of Change in Control, “Incumbent Director “means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company or at the request of a person who is the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than five percent (5%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors); and “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale,

-17- exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company). “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and Treasury guidance promulgated under it. “Committee” means the Compensation Committee of the Board. The Committee may delegate some or all of its authority under the Plan to any person, persons or subcommittee, in which event, the term “Committee” includes such person, persons or subcommittee to the extent of such delegation. “Company” means Anterix Inc. and any Affiliate. “Competitive Activity” means any design, development, sale, promotion, production, marketing, licensing, distribution or provision of any service, technology, product or product feature that is, directly or indirectly, or is intended to be, competitive with one or more services, technologies, products or product features provided by the Company Group. “Competitor of the Company Group” means any Person that is engaged or preparing to engage in any Competitive Activity. “Disability” means incapacity due to physical or mental illness which has rendered the Participant unable effectively to carry out their duties and obligations to the Company or unable to participate effectively and actively in the management of the Company for a period of ninety (90) consecutive days or for shorter periods aggregating to one-hundred twenty (120) days (whether or not consecutive) during any consecutive twelve (12) months. “Effective Date” has the meaning specified in Section 2. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and guidance promulgated under it. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and guidance promulgated under it. “Good Reason” means, without the Participant’s consent: (i) a material diminution in the Participant’s Base Salary, other than a material diminution that results from a determination by both the President/CEO and the Chairman that the Company’s financial condition is such that a reduction in compensation is appropriate and the reduction is applied uniformly to all Company officers; (ii) a material diminution in the Participant’s authority, duties, or responsibilities, which shall include (A) with respect to any Participant who is a member of the Board, any failure of the Board to appoint or the stockholders of the Company to elect such Participant as a member of the Board, or any removal of Participant from the Board for reasons other than Cause, and (B) with respect to any Participant who is a Tier 1 (incl. Legacy) Executive, following a Change of Control, a material change in the Company’s long-term business plan or its strategy to increase the value of its FCC licenses; or

-18- (iii) any requirement that the Participant relocate, by more than fifty (50) miles, the principal location from which the Participant performs services for the Company immediately prior to the termination of employment or the occurrence of the Change in Control. It shall be a condition precedent to the Participant’s right to terminate Participant’s employment for Good Reason (before or after a Change in Control) that (i) the Participant shall have first given the Company written notice stating with reasonable specificity the breach on which such termination is premised within ninety (90) days after the Participant becomes aware or should have become aware of such breach, and (ii) if such breach is susceptible of cure or remedy, such breach has not been cured or remedied within fifteen (15) days after receipt of such notice. “Health Benefit Continuation” means payment by the Company of the premium for COBRA coverage, if elected by the Participant and their eligible dependents, upon loss of coverage under the Company’s group health plan for active employees of the Company due to termination of employment, until the earlier of (i) the end of the Severance Payment Period, (ii) the date that the Participant becomes eligible for coverage under another group health plan, or (iii) the end of the eighteen (18) month maximum COBRA coverage period. “Legacy Tier 1 Executives” means Gena Ashe, Ryan Gerbrandt, Tim Gray, and Chris Guttman- McCabe. “Outplacement Assistance” means payment by the Company of the cost of providing outplacement services for a period of twelve (12) months at a cost not exceeding $25,000 for each Tier 1 (incl. Legacy) and Tier 2 Executive and for a period of nine (9) months at a cost not exceeding $15,000 for each Tier 3 Executive, so long as (i ) the Participant commences utilization of the services within six months following the date of termination of employment; and (ii) the services are provided by a recognized outplacement provider. Payment shall be made by the Company directly to the service provider promptly following the provision of the outplacement services and the presentation to the Company of documentation of the provision of the services, and in all events by no later than the end of the year after the year in which such expense was incurred. “Participant” means a person who has become a participant pursuant to Section 4 of the Plan. “Participation Agreement” means a written agreement with the Company in such form as the Committee may specify which obligates the Participant to comply with all of the terms and conditions of participation in the Plan and, with respect to any Participant who is a Tier 3 Executive, which specifies the Severance Benefits payable to such Participant. “Plan” means this Anterix Inc. Executive Severance Plan. “Restricted Period” a) For Termination before a Change in Control means twenty-four (24)

-19- months for a Legacy Tier 1 Executive; twelve (12) months for a Tier 1 Executive; twelve months for a Tier2 Executive, and six (6) months for a Tier 3 Executive; or b) For Termination within 6 months before a Change in Control of within 24 months after a Change in Control means twenty-four (24) months for a Tier 1 ( inc l . Legacy ) Executive; twelve (12) months for a Tier 2 Executive, and six (6) months for a Tier 3 Executive; “Section 16 Officer” means those executives designated by an act of the Board as an executive officer for purposes of Section 16 of the Securities Exchange Act of 1934. “Severance Benefits” means the benefits specified in Section 5 of this Plan. “Severance Payment Period” a) For Termination before a Change in Control means twenty- four (24) months for a Legacy Tier 1 Executive; twelve (12) months for a Tier 1 Executive; twelve months for a Tier2 Executive, and six (6) months for a Tier 3 Executive; or b) For Termination within 6 months before a Change in Control of within 24 months after a Change in Control means twenty-four (24) months for a Tier 1 ( inc l . Legacy ) Executive; twelve (12) months for a Tier 2 Executive, and six (6) months for a Tier 3 Executive; “Target Bonus” means the Participant’s short-term incentive bonus target in effect on the Participant’s date of termination of employment, provided, however, that following a Change in Control, the Target Bonus shall be the greater of (1) the Participant’s short-term incentive bonus target in effect on the Participant’s date of termination of employment, and (2) the Participant’s short- term incentive bonus target in effect on the date of the Change in Control. “Tier 1 Executives” means all Section 16 Officers as the Committee shall specify as Tier 1 Executives hereunder from time to time. “Legacy Tier 1 Executives” means Gena Ashe, Ryan Gerbrandt, Tim Gray, and Chris Guttman- McCabe. “Tier 2 Executives” means all Section 16 Officers of the Company who are not classified as a Tier 1 (incl Legacy) Executive and such other executives as the Committee shall specify as Tier 2 Executives hereunder from time to time. “Tier 3 Executives” means such other severance-eligible employees as the Committee may specify as Tier 3 Executives hereunder from time to time. Adopted: February 18, 2015 Amended: February 12, 2019 July 27, 2021 August 9, 2022 December 6, 2024

-20- EXHIBIT A WAIVER AND RELEASE AGREEMENT THIS WAIVER AND RELEASE AGREEMENT (this “Agreement”) is entered into as of [ ], by [ ] (the” Executive”) in consideration of severance pay and benefits (the” Severance”) provided to the Executive by Anterix Inc., a Delaware corporation (the” Corporation”), pursuant to the Anterix Inc. Executive Severance Plan (the” Severance Plan”). 1. Waiver and Release. Subject to the last sentence of the first paragraph of this Section I, the Executive, on his own behalf and on behalf of Executive’s heirs, executors, administrators, attorneys and assigns, hereby unconditionally and irrevocably releases, waives and forever discharges the Corporation and each of its affiliates, parents, successors, predecessors, and the subsidiaries, directors, owners, members, shareholders, officers, agents, and employees of the Corporation and its affiliates, parents, successors, predecessors, and subsidiaries (collectively, all of the foregoing are referred to as the (“Employer”), from any and all causes of action, claims and damages, including attorneys’ fees, whether known or unknown, foreseen or unforeseen, presently asserted or otherwise arising through the date of Executive’s signing of this Release, concerning Executive’s employment or separation from employment. Subject to the last sentence of the first paragraph of this Section, this Release includes, but is not limited to, any payments, benefits or damages arising under any federal law (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, Executive Order 11246, the Family and Medical Leave Act, and the Worker Adjustment and Retraining Notification Act, each as amended); any claim arising under any state or local laws, ordinances or regulations (including, but not limited to, any state or local laws, ordinances or regulations requiring that advance notice be given of certain workforce reductions); and any claim arising under any common law principle or public policy, including, but not limited to, all suits in tort or contract, such as wrongful termination, defamation, emotional distress, invasion of privacy or loss of consortium. Notwithstanding any other provision of this Release to the contrary, this Release does not encompass, and Executive does not release, waive or discharge, the obligations of the Corporation or any affiliate (a) to make the payments and provide the other benefits contemplated by the Severance Plan, or (b) under any restricted stock agreement, option agreement or other agreement pertaining to Executive’s equity ownership, or (c) under any indemnification or similar agreement with Executive. The Executive understands that by signing this Release, Executive is not waiving any claims or administrative charges which cannot be waived by law. Executive is waiving, however, any right to monetary recovery or individual relief should any federal, state or local agency (including the Equal Employment Opportunity Commission) pursue any claim on Executive’s behalf arising out of or related to Executive’s employment with and/or separation from employment with the Corporation or any affiliate. The Executive further agrees without any reservation whatsoever never to sue the Employer or become a party to a lawsuit on the basis of any and all claims of any type lawfully and validly released in this Release.

-21- 2. Acknowledgments. The Executive is signing this Release knowingly and voluntarily. Executive acknowledges that: a. Executive is hereby advised in writing to consult an attorney before signing this Release; b. Executive has relied solely on Executive’s own judgment and/or that of Executive’s attorney regarding the consideration for and the terms of this Release and is signing this Release knowingly and voluntarily of Executive’s own free will; c. Executive is not entitled to the Severance unless Executive agrees to and honors the terms of this Release; d. Executive has been given at least twenty-one (21) calendar days to consider this Release, or Executive has expressly waived Executive’s right to have at least twenty-one (21) days to consider this Release; e. Executive may revoke this Release within seven (7) calendar days after signing it by submitting a written notice of revocation to the Employer. Executive further understands that this Release is not effective or enforceable until after the seven (7) day period of revocation has expired without revocation, and that if Executive revokes this Release within the seven (7) day revocation period, Executive will not receive the Severance; f. Executive has read and understands the Release and further understands that, subject to the limitations contained herein, it includes a general release of any and all known and unknown, foreseen or unforeseen claims presently asserted or otherwise arising through the date of Executive’s signing of this Release that Executive may have against the Employer; and g. No statements made or conduct by the Employer has in any way coerced or unduly influenced Executive to execute this Release. 3. No Admission of Liability. This Release does not constitute an admission of liability or wrongdoing on the part of the Employer, the Employer does not admit there has been any wrongdoing whatsoever against Executive, and the Employer expressly denies that any wrongdoing has occurred. 4. Entire Agreement. There are no other agreements of any nature between the Employer and the Executive with respect to the matters discussed in this Release, except as expressly stated herein, and in signing this Release, the Executive is not relying on any agreements or representations, except those expressly contained in this Release.

-22- 5. Execution. It is not necessary that the Employer sign this Release following the Executive’s full and complete execution of it for it to become fully effective and enforceable. 6. Severability. If any provision of this Release is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release shall continue in full force and effect. 7. Governing Law. This Release shall be governed by the laws of the State of Delaware, excluding the choice of law rules thereof. 8. Headings. Section and subsection headings contained in this Release are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Release for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first hereinabove written. EXECUTIVE _______